EXHIBIT 7.2

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13D and any amendment thereto need be filed with respect to the ownership by each of the undersigned of shares of stock of NexGen Energy Ltd.

EXECUTED this 31st day of July 2017.

Date: July 31, 2017	CEF HOLDINGS LIMITED

/s/ Warren Gilman
	By:	Warren Gilman
	Title:	Chairman & CEO

Date: July 31, 2017	CEF (CAPITAL MARKETS) LIMITED

/s/ Warren Gilman
	By:	Warren Gilman
	Title:	Director